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County Seat Stores, Inc. and Subsidiary                          EXHIBIT 11.1
Computation of Earnings Per Common Share
(Amounts in Thousands Except Per Share Amounts)

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
                                                         13 Weeks
                                                           Ended
                                                           May 2,
                                                           1998
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
BASIC
Net loss                                                 $ (9,115)
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Weighted average shares outstanding                        20,000
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Loss per common share, basic                             $  (0.46)
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DILUTED
Net loss                                                 $ (9,115)
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Weighted average shares outstanding                        20,000
Add assumed exercise of options reduced by the number
 of shares purchased with the proceeds                      2,851
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Total shares                                               22,851
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Loss per common share, diluted                           $  (0.40)
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